EXHIBIT 99

                       INDEX OF EXHIBITS
                   INCLUDED HERIN, FORM 10-Q
                         MARCH 1, 1996
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
- -------------------------------------------------------------------
10(j) Amendment dated December 1, 1995 to Note
      Agreement between the Company and SunTrust
      of Georgia.  Incorporated by reference to the
      Company's Form 10-K for Fiscal year ended
      June 2, 1995.                                     13 - 16


11    Statement re computation of per share earnings    17

27    Financial Data Schedule                           18